UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

BLUEGREEN VACATIONS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Florida

	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-912-8000

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BVH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2022, Bluegreen Vacations Corporation (the “Bluegreen”), a wholly owned subsidiary of Bluegreen Vacations Holding Corporation (the “Company”), amended and restated its vacation ownership interest (“VOI”) receivable backed notes purchase facility with DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main (“DZ”) and KeyBank National Association (“KeyBank”). The facility, as amended and restated (the “Amended and Restated Purchase Facility”), permits maximum outstanding financings of up $250.0 million (an increase from $80.0 million prior to the amendment and restatement) at an advance rate up to 88.0% (from 80% prior to the amendment and restatement) with respect to VOI receivables securing amounts financed. The Amended and Restated Purchase Facility also extended the advance period from December 2022 to September 2025, subject to eligible collateral and other terms of the Amended and Restated Purchase Facility. In addition to KeyBank and DZ, Bank of America, N.A. (“Bank of America”), Citizens Bank and Truist Bank are the funding agents, with KeyBank and Bank of America serving as Lead Arranger and Co-Lead Arranger, respectively.

The Amended and Restated Purchase Facility will mature and all outstanding amounts will become due twelve months after the revolving advance period has expired, or earlier under certain circumstances set forth in the Amended and Restated Purchase Facility. The interest rate under the Amended and Restated Purchase Facility until the expiration of the revolving advance period will equal the one-month Term SOFR rate plus 1.75% (a decrease from the one-month LIBOR or commercial paper (“CP”) rate plus 2.25% prior to the amendment and restatement) and thereafter will equal the one-month Term SOFR rate plus 2.75% (a decrease from the one-month LIBOR or CP rate plus 3.25% prior to the amendment and restatement). Subject to the terms of the Amended and Restated Purchase Facility, Bluegreen will receive the excess cash flow generated by the receivables sold (excess meaning after payments of customary fees, interest and principal under the facility) until the expiration of the advance period, at which point all of the excess cash flow will be paid to the note holders until the outstanding balance is reduced to zero. While ownership of the VOI receivables is transferred and sold for legal purposes, the transfer of the receivables is accounted for as a secured borrowing for financial reporting purposes. The Amended and Restated Purchase Facility is non-recourse and is not guaranteed by Bluegreen or the Company. As of the date of this Current Report on Form 8-K, there were no outstanding borrowings under the Amended and Restated Purchase Facility.

The foregoing description of the Amended and Restated Purchase Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Purchase Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

Seventh Amended and Restated Indenture, dated as of September 30, 2022, by and among BXG Timeshare Trust I, as issuer, Bluegreen Vacations Corporation, as servicer, Vacation Trust, Inc., as club trustee, Concord Servicing LLC, as backup servicer, U.S. Bank National Association, as custodian, and U.S. Bank Trust Company, National Association, as indenture trustee as paying agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: October 3, 2022	Bluegreen Vacations Holding Corporation

	By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

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